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                                                                    Exhibit 23.1


        [Letterhead of PricewaterhouseCoopers LLP--Spokane, Washington]

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Cavanaughs Hospitality Corporation on Form S-8 of our report dated February 16, 1998 on our audits of the combined financial statements of Cavanaughs Hospitality Corporation, which report is included in the registration statement of Cavanaughs Hospitality Corporation on Form S-1 (File No. 333-44491).



                         /s/ PricewaterhouseCoopers LLP


August 3, 1998